Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of Smithfield Foods, Inc., on Form S-4 of our report dated January 6, 1997 on the combined financial statement of Lykes Meat Group, which appears on Form 8-K dated January 17, 1997. We also consent to the reference to us under the heading "Experts."

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Tampa, Florida
March 31, 1998